UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2021

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (Commission    (IRS Employer

jurisdiction        File Number)   Identification No.)

of incorporation)

Main and Franklin Streets, Johnstown, PA  15901

(address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock	ASRV	The NASDAQ Stock Market LLC
8.45% Beneficial Unsecured Securities, Series A (AmeriServ Financial Capital Trust I)	ASRVP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ( )

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ( )

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL, Inc. (the "Registrant") announced fourth quarter and full year 2020 results through December 31, 2020.  For a more detailed description of the announcement see the press release attached as Exhibit 99.1.

Item 8.01 Other events.

On January 26, 2021, the Registrant issued a press release announcing that its Board of Directors declared a $0.025 per share quarterly common stock cash dividend.  The cash dividend is payable February 22, 2021 to shareholders of record on February 8, 2021.  The press release, attached hereto as Exhibit 99.1, is incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1  Press release dated January 26, 2021, announcing fourth quarter and full year 2020 earnings through December 31, 2020 and quarterly common stock cash dividend.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Michael D. Lynch

Michael D. Lynch

SVP & CFO

Date: January 26, 2021

Exhibit 99.1

AMERISERV FINANCIAL REPORTS EARNINGS FOR THE FOURTH QUARTER AND FULL YEAR OF 2020 AND ANNOUNCES QUARTERLY COMMON STOCK CASH DIVIDEND

JOHNSTOWN, PA - AmeriServ Financial, Inc. (NASDAQ: ASRV) reported fourth quarter 2020 net income of $692,000, or $0.04 per diluted common share.  This earnings performance represents a $23,000, or 3.4%, increase from the fourth quarter of 2019 when net income totaled $669,000, or $0.04 per diluted common share.  For the year ended December 31, 2020, the Company reported net income of $4,598,000, or $0.27 per diluted common share.  This represents a 22.9% decrease in earnings per share from the full year of 2019 when net income totaled $6,028,000, or $0.35 per diluted common share.  The following table highlights the Company’s financial performance for both the three and twelve month periods ended December 31, 2020 and 2019.

	Fourth Quarter 2020	Fourth Quarter 2019	Year Ended December 31, 2020	Year Ended December 31, 2019

Net income	$692,000	$669,000	$4,598,000	$6,028,000
Diluted earnings per share	$ 0.04	$ 0.04	$ 0.27	$ 0.35

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the 2020 financial results: “The resiliency of our community bank customer-focused business model was evident in 2020 as we dealt with the many unexpected challenges resulting from the COVID-19 pandemic.  We experienced record levels of both loans and deposits as we served as an important financial resource to small businesses and consumers in our marketplace. As a result of our conservative risk management posture, we prudently built our allowance for loan losses to address increased credit risk in certain sectors of our loan portfolio which was a primary factor causing the decline in earnings between years.  The good diversification of our revenue was evident as 31% of our total revenue in 2020 came from non-interest income sources which included record contributions from our strong wealth management business and active residential mortgage operation.  Overall, we enter 2021 with a strong balance sheet that we believe will be further enhanced with additional deposits within our core markets when we close a profitable branch acquisition in Somerset County that we previously announced.”

The Company's net interest income in the fourth quarter of 2020 increased by $392,000, or 4.4%, from the prior year's fourth quarter and, for the full year of 2020, increased by $925,000, or 2.6%, when compared to the full year of 2019.  The Company’s net interest margin of 3.12% for the fourth quarter of 2020 and 3.19% for the full year of 2020 was 14 basis points lower than last year’s fourth quarter results and was 10 basis points lower when compared to the full year of 2019.  Fourth quarter 2020 results were indicative of the low interest rate environment and the continued slow economic recovery currently being experienced due to the uncertainty and volatility resulting from the pandemic.  COVID-19 cases increased during the quarter leading to government officials recommending and re-implementing certain safety measures and restrictions on businesses and individuals.  As a result, AmeriServ once again closed our lobbies to customer traffic, but continued to service our customers through drive up access.  Despite these pandemic related challenges, our balance sheet experienced robust growth in 2020 which caused the increase in net interest income despite the decline in the net interest margin due to pressures from the low interest rate environment. The increase to net interest income along with a higher level of non-interest income was more than offset by an increased loan loss provision and higher non-interest expense resulting in a lower earnings performance for the full year of 2020.

Specifically, our loan portfolio benefitted from the increasing commercial loan production that began late in the third quarter and continued throughout the fourth quarter.  We also continued to experience strong residential mortgage loan production.  This commercial real estate and residential mortgage loan growth combined with AmeriServ’s early participation in the Small Business Administration’s (SBA) 100% guaranteed Paycheck Protection Program (PPP) and the impact of other government sponsored initiatives resulted in a higher level of both loans and deposits which remained on the balance sheet throughout the year.  Overall, the average balance of total interest earning assets for both the fourth quarter of 2020 and the full year time periods is higher compared to the same time periods in 2019.  Significantly contributing to the loan growth in 2020 was the addition of the PPP loans to the balance sheet.  The level of PPP loans did decrease by approximately $10 million since the end of the third quarter of 2020 as we work through the forgiveness process with our customers.  Similar to the record level of total loans that we have experienced, total deposits are also at record levels.  Both non-interest and interest bearing deposits increased since last year primarily because of government stimulus and consumers changing their spending habits because of the pandemic.  The low interest rate environment is positively impacting deposit and borrowings interest expense cost.  Effective management of our funding costs along with the downward repricing of certain interest bearing liabilities tied to market indices resulted in total interest expense decreasing nicely between years.  This decrease to total interest expense more than offset the decrease in total interest income resulting in the increase to net interest income for both the fourth quarter and full year of 2020.

Total loans reached a new record level and averaged $970 million in the fourth quarter of 2020 which is $93.3 million, or 10.6%, higher than the $877 million average for the fourth quarter of 2019, while total average loans for the full year of 2020 were $48.1 million, or 5.5%, higher than the 2019 full year average.  Contributing to the growth in total average loans was the Company’s participation in the PPP program, robust residential mortgage loan production and the return of more normal commercial loan growth later in the year.  During 2020, the Company processed 477 PPP loans totaling $68.7 million to assist small businesses and our community in this difficult economy.  Also, the Company recorded a total of $1.9 million of processing fee income and interest income from PPP lending activity.  The remaining portion of PPP processing fees totals approximately $755,000 and is being amortized into income over the time period that the loans remain on our balance sheet or until the PPP loan is forgiven at which time the remaining fee will be recognized immediately as income.  In late December 2020, the Federal Government passed a new $900 billion pandemic relief bill which includes $284.5 billion for the re-opening of the SBA Paycheck Protection Program.  The Company will again assist our business customers and participate in the program in 2021.

Normal commercial lending production improved during the final four months of the year with commercial loan pipelines also improving to pre-COVID levels.  Overall, on an end of period basis and excluding total PPP loans, the total loan portfolio grew by approximately $39.1 million since September 30, 2020.  Residential mortgage loan production continued to be exceptionally strong and reached a record level given the lower interest rate environment.  For the full year of 2020, residential mortgage loan production totaled $142 million and was 139% higher than the production level of $60 million achieved for the full year of 2019.  Even though total average loans increased compared to the same time periods last year and loan interest income was enhanced by the PPP revenue, loan interest and fee income decreased by $660,000, or 6.1%, for the quarter and also declined by $2.3 million, or 5.4%, for the full year.  The lower loan interest income reflects the challenges that this record low interest rate environment has created.  New loans are being originated at lower yields and certain loans tied to LIBOR or the prime rate reprice downward as both of these indices have moved down with the Federal Reserve’s decision to decrease the target federal funds interest rate by a total of 225 basis points since June of 2019.  The Company remains committed to continue working prudently with our borrowers that have been negatively impacted from the effects of this difficult economy.  In 2020, the Company, as suggested by the Federal Reserve, granted loan payment modifications to customers experiencing difficulty during this tough economic time.  Requested modifications primarily consist of the deferral of principal and/or interest payments for a period of three to six months and maturity date extensions.  Initially, the balance of loan modifications related to COVID-19 that were granted to our customers totaled $200 million.  At December 31, 2020, 70 loans for approximately $49.1 million, or 5.0% of total loans, were on a payment modification plan, most of which are borrowers who were granted a second loan payment deferral.  Management is carefully monitoring asset quality with a particular focus on customers that have requested these payment deferrals.  As we reached the end of the initial deferral time periods, deferral extension requests were considered based upon the customer’s needs and their impacted industry, borrower and guarantor capacity to service debt as well as issued regulatory guidance.

Total investment securities averaged $188 million for the full year of 2020 which is $6.2 million, or 3.2%, lower than the $194 million average for 2019.  The Company was selective in 2020 when purchasing the more typical types of securities that have been purchased historically as the market was less favorable for purchases, offering a lower return given the differences in the position and shape of the U.S. Treasury yield curve from last year.  To somewhat offset the unfavorable market for the more traditional types of purchases, the Company has been active since March purchasing corporate securities, particularly subordinated debt issued by other financial institutions along with taxable municipal securities.  Subordinated debt offers higher yields than the typical types of securities in which we invest and is particularly attractive given the current low interest rate environment and flat shape of the yield curve.  Management believes it to be acceptable to increase our investments in bank subordinated debt in a gradual and diversified manner, given the heavily regulated nature of the industry combined with our intensive due diligence process and adherence to our internal guidelines for these types of investments.

Our liquidity position continues to be strong due to the significant influx of deposits that resulted from the government stimulus programs and as customers continue to be cautious and are demonstrating reduced spending activity due to the economic uncertainty.  As described in our third quarter earnings release, average short-term investments were higher than they have been historically which presented the challenge of profitably deploying this excess liquidity given a steady decline in yields on short term investment products as 2020 progressed.  The pressure to find a suitable return on these excess liquid funds eased during the fourth quarter given the loan growth that occurred.  Due to the loan growth, short term investment balances returned to a more normal, lower level in the fourth quarter of 2020.  Interest income on total investments decreased between the full year of 2020 and full year of 2019 by $580,000, or 8.5%.  Overall, total interest income on loans and investments decreased by $2.9 million, or 5.8%, between years.

Total interest expense for the full year of 2020 decreased by $3.8 million, or 26.6%, when compared to 2019, due to lower levels of both deposit and borrowing interest expense.  Deposit interest expense in the full year of 2020 was lower by $3.6 million, or 31.8%.  Total average deposits, again, reached a record level, averaging $1.067 billion for the quarter, which is $82.4 million, or 8.4%, higher than the 2019 fourth quarter average reflecting the benefit of government stimulus programs and reduced consumer spending in 2020.   In addition, the Company’s loyal core deposit base continues to be a source of strength for the Company during periods of market volatility.  Management continued to effectively execute several deposit product pricing decreases given the low interest rate environment and the downward pressure that the low interest rates are having on the net interest margin.  As a result, the Company experienced deposit cost relief.  Overall, total deposit cost, including demand deposits, averaged 0.59% in the fourth quarter of 2020 compared to 1.09% in the fourth quarter of 2019 or a meaningful decrease of 50 basis points.  The Company's loan to deposit ratio averaged 90.9% in the fourth quarter of 2020 which we believe indicates that the Company has ample capacity to continue to grow its loan portfolio and is well positioned to continue assisting our customers and the community given the impact that the COVID-19 pandemic is having on the economy.

The Company experienced a $255,000, or 8.1%, decrease in the interest cost of borrowings in the full year of 2020 when compared to the full year of 2019.  The decline is a result of the Federal Reserve’s actions to decrease interest rates and the impact that these rate decreases have on the cost of overnight borrowed funds and the replacement of matured FHLB term advances.  The total 2020 full year average term advance borrowings balance increased by approximately $11.7 million, or 22.4%, when compared to the full year of 2019 as the Company took advantage of the lower yield curve to prudently extend borrowings.  The rate on certain FHLB term advances is lower than the rate on overnight borrowings.  As a result, the combined growth of average FHLB term advances and total average deposits resulted in less reliance on overnight borrowed funds, which decreased between years by $6.1 million.  Overall, the 2020 full year average of total short-term and FHLB borrowed funds was $69.0 million, which represents an increase of $5.6 million, or 8.8%, from 2019.

The Company recorded a $1,075,000 provision expense for loan losses in the fourth quarter of 2020 as compared to a $975,000 provision expense recorded in the fourth quarter of 2019.  For the full year of 2020, the Company recorded a $2,375,000 provision expense for loan losses compared to an $800,000 provision expense recorded in the full year of 2019.  The Company continues to build the allowance for loan losses given the overall economic climate and the uncertainty that exists because of the COVID-19 pandemic.  The 2020 provision reflects management strengthening certain qualitative factors within the allowance for loan losses calculation and downgrades of loan relationships that are reflective of the industries that have been especially negatively impacted from the pandemic and are demonstrating a slow pace of recovery.  Earlier this year, several loans from the hotel industry were downgraded.  The downgrade of a hospitality related credit and a large transportation related credit, as well as the loan growth experienced during the fourth quarter also resulted in the provision increasing between the third and fourth quarters of 2020.  The recovery efforts of many of these borrowers experiencing a downgrade stalled during the fourth quarter due to the rise in COVID cases which caused additional safety measures and restrictions to be put in place on their businesses.  While these borrowers will need additional time to recover, we remain encouraged by their efforts to work through the pandemic and signs of improvement in their operations.  The Company experienced low net loan charge-offs of $309,000, or 0.03% of total loans, in 2020 compared to net loan charge-offs of $192,000, or 0.02% of total loans, for 2019.  As a result of the provision expense sharply exceeding net loan charge-offs, the balance in the allowance for loan losses increased by over $2 million in 2020.  Non-performing assets totaled $3.3 million, or 0.34% of total loans, at December 31, 2020, and are below industry levels.  As mentioned previously, management is carefully monitoring asset quality with a particular focus on loan customers that have requested a second payment deferral during this difficult economic time.  The Asset Quality Task Force is meeting at least monthly to review these particular relationships, receiving input from the business lenders regarding their ongoing discussions with the borrowers.  In summary, the allowance for loan losses provided 341% coverage of non-performing assets, and 1.16% of total loans, at December 31, 2020, compared to 397% coverage of non-performing assets, and 1.05% of total loans, at December 31, 2019.  Note that the reserve coverage of total loans, excluding PPP loans, is 1.23%(1) at December 31, 2020.  The Small Business Administration guarantees 100% of the PPP loans made to eligible borrowers which minimizes the level of credit risk associated with these loans.

Total non-interest income in the fourth quarter of 2020 increased by $956,000, or 28.0%, from the prior year's fourth quarter, and increased by $1,502,000, or 10.2%, for the full year of 2020 when compared to the full year of 2019.  A significant factor contributing to the improvement in both time periods was the Company recognizing a $500,000 impairment charge on a Community Reinvestment Act (CRA) related investment in 2019 and there was no charge in 2020 since the full investment was written off last year.  The more normal types of activity between years included:  income from residential mortgage loan sales into the secondary market increased by $153,000, or 52.6%, for the quarter and increased by $658,000, or 76.1%, for the full year due to the record level of residential mortgage loan production.  The higher level of residential mortgage loan production also resulted in mortgage related fees increasing by $43,000, or 51.2%, for the quarter and by $257,000, or 85.1%, for the full year.  Wealth management fees increased by $99,000, or 4.0%, in the fourth quarter of 2020 and by $482,000, or 5.0%, for the full year of 2020 compared to the same time periods in 2019.  In addition to an improved level of fee income from the financial services business unit, the entire wealth management division has been resilient and performed well in spite of the major market value decline that occurred in late March.  The market value of wealth management assets recovered and improved from the pre-pandemic valuation, exceeding the March 31, 2020 market value by 25% and also exceeding the market value as of December 31, 2019 by 11%.  Revenue from bank owned life insurance increased by $211,000 for the quarter and $261,000 for the full year due to the receipt of a $91,000 death claim and a financial floor taking hold which caused increased earnings and a higher rate of return on certain policies.  Somewhat offsetting these favorable items was service charges on deposit accounts decreasing by $88,000, or 27.2%, for the quarter and by $368,000, or 29.0%, for the full year.  Consumer spending activity-based fees such as deposit service charges, which include overdraft fees, decreased significantly with the shutdown of the economy and has been slow to improve given the pace of the economic recovery.  Finally, the Company did not recognize a gain or loss on security sales in 2020 after a $118,000 gain was recognized last year.

The Company's total non-interest expense in the fourth quarter of 2020 increased by $1.1 million, or 10.8%, when compared to the fourth quarter of 2019 and increased for the full year of 2020 by $2.6 million, or 6.3%, when compared to 2019.  The increase in both time periods was partly due to higher salaries & benefits expense of $773,000, or 12.0%, for the quarter and $2.0 million, or 7.7%, for the full year of 2020.  Within salaries & benefits, factors causing the increase included increased health care costs ($95,000, or 12.4%, for the quarter and $424,000, or 13.9%, for the full year) and greater incentive compensation ($316,000, or 114.5%, for the quarter and $645,000, or 57.9%, for the full year) primarily due to commissions earned as a result of increased residential mortgage loan production.  Additionally, pension expense increased by $59,000, or 12.3%, for the quarter and $506,000, or 30.4%, for the full year when 2020 is compared to 2019.  The significant increase between years results from the unfavorable impact that the lower interest rate environment has on the discount rates that are used to revalue the defined benefit pension obligation each year.  Total salaries are also higher by $341,000, or 7.6%, for the quarter and by $625,000, or 3.5%, for the year primarily due to separation costs related to the elimination of a management position and merit increases.  Total professional fees increased by $121,000, or 9.8%, in the fourth quarter of 2020 and by $334,000, or 6.8%, for the year.  The increase results from higher appraisal fees due to the significantly higher level of residential mortgage loan production, higher legal fees related to PPP loan processing, personnel related matters and an increased level of outside professional services related costs.  FDIC deposit insurance expense is $245,000 higher for the quarter and $381,000 higher for the year as this line returned to a more normal level after the benefit from the application of the Small Bank Assessment Credit regulation expired earlier this year.  Finally, and slightly offsetting the higher year over year expenses was other expense comparing favorably to 2019 by $98,000, or 1.3%, for the full year due to reduced outside processing fees and telephone costs as well as a lower level of meals & travel costs that is related to travel restrictions from the pandemic.  The favorable comparison for other expense also resulted from a reduction recognized earlier in the year for the unfunded commitment reserve.

The Company recorded an income tax expense of $248,000, or an effective tax rate of 26.4%, in the fourth quarter of 2020.  This compares to an income tax expense of $169,000, or an effective tax rate of 20.2%, for the fourth quarter of 2019.  The higher effective tax rate and income tax expense in the fourth quarter of 2020 reflected the recognition of additional income tax expense due to the write-off of a deferred tax asset that will not be realized due to the dissolution of the Company’s small life insurance subsidiary.  Overall, for the full year of 2020, the Company recorded income tax expense of $1.2 million, or an effective tax rate of 20.9%, compared to income tax expense of $1.6 million in 2019, or an effective tax rate of 20.7%.

The Company had total assets of $1.28 billion, shareholders' equity of $104.4 million, a book value of $6.12 per common share and a tangible book value(1) of $5.42 per common share at December 31, 2020.  Tangible book value increased by $0.34 since December 31, 2019.  The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status.

QUARTERLY COMMON STOCK CASH DIVIDEND

The Company’s Board of Directors declared a $0.025 per share quarterly common stock cash dividend.  The cash dividend is payable February 22, 2021 to shareholders of record on February 8, 2021.  This cash dividend represents a 2.9% annualized yield using the January 19, 2021 closing stock price of $3.50.  For the full year of 2020, the Company’s dividend payout ratio amounted to 37.0%.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology, market conditions, dividend program, proposed branch acquisition, including the timing, anticipated benefits, and financial impact thereof, and future payment obligations. These statements may be identified by such forward-looking terminology as "continuing," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; unanticipated effects of our banking platform; risks and uncertainties relating to the duration of the COVID-19 pandemic, and actions that may be taken by governmental authorities to contain the pandemic or to treat its impact; and the inability to successfully implement or expand new lines of business or new products and services.  These forward-looking statements involve risks and uncertainties that could cause AmeriServ's results to differ materially from management's current expectations. Such risks and uncertainties are detailed in AmeriServ's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2019. Forward-looking statements are based on the beliefs and assumptions of AmeriServ's management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.

(1) Non-GAAP Financial Information.  See “Reconciliation of Non-GAAP Financial Measures” at end of release.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

December 31, 2020

(Dollars in thousands, except per share and ratio data)

(Unaudited)

2020

	1QTR	2QTR	3QTR	4QTR	YEAR TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,409	$1,419	$1,078	$692	$4,598

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.48%	0.46%	0.34%	0.21%	0.37%
Return on average equity	5.69	5.63	4.17	2.66	4.52
Return on average tangible common equity (B)	6.46	6.38	4.72	3.01	5.12
Net interest margin	3.21	3.30	2.97	3.12	3.19
Net charge-offs (recoveries) as a percentage of average loans	0.06	0.04	0.04	0.01	0.03
Loan loss provision (credit) as a percentage of average loans	0.08	0.20	0.29	0.44	0.26
Efficiency ratio	84.46	83.09	84.79	85.28	84.41

EARNINGS PER COMMON SHARE:
Basic	$0.08	$0.08	$0.06	$0.04	$0.27
Average number of common shares outstanding	17,043	17,052	17,059	17,059	17,053
Diluted	0.08	0.08	0.06	0.04	0.27
Average number of common shares outstanding	17,099	17,056	17,062	17,065	17,063
Cash dividends paid per share	$0.025	$0.025	$0.025	$0.025	$0.100

2019

	1QTR	2QTR	3QTR	4QTR	YEAR TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,878	$1,792	$1,689	$669	$6,028

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.66%	0.61%	0.57%	0.23%	0.51%
Return on average equity	7.84	7.24	6.60	2.59	6.02
Return on average tangible common equity (B)	8.94	8.22	7.48	2.93	6.84
Net interest margin	3.24	3.30	3.18	3.26	3.29
Net charge-offs (recoveries) as a percentage of average loans	0.08	0.00	(0.01)	0.02	0.02
Loan loss provision (credit) as a percentage of average loans	(0.19)	0.00	0.10	0.44	0.09
Efficiency ratio	83.90	82.18	81.65	85.30	83.23

EARNINGS PER COMMON SHARE:
Basic	$0.11	$0.10	$0.10	$0.04	$0.35
Average number of common shares outstanding	17,578	17,476	17,278	17,111	17,359
Diluted	0.11	0.10	0.10	0.04	0.35
Average number of common shares outstanding	17,664	17,560	17,360	17,193	17,440
Cash dividends paid per share	$0.020	$0.025	$0.025	$0.025	$0.095

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

--CONTINUED--

(Dollars in thousands, except per share, statistical, and ratio data)

(Unaudited)

2020

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,168,355	$1,242,074	$1,258,131	$1,279,713
Short-term investments/overnight funds	6,431	30,219	23,222	11,077
Investment securities	184,784	184,908	184,352	188,387
Total loans and loans held for sale	877,399	928,350	949,367	978,345
Paycheck Protection Program (PPP) loans	0	66,956	68,460	58,344
Allowance for loan losses	9,334	9,699	10,284	11,345
Goodwill	11,944	11,944	11,944	11,944
Deposits	957,593	1,033,033	1,042,235	1,054,920
Short-term and FHLB borrowings	74,572	69,894	80,230	89,691
Subordinated debt, net	7,517	7,522	7,528	7,534
Shareholders’ equity	100,840	102,604	103,369	104,399
Non-performing assets	2,244	3,122	2,603	3,331
Tangible common equity ratio (B)	7.69%	7.37%	7.34%	7.29%
Total capital (to risk weighted assets) ratio	13.41	13.18	13.02	12.93
PER COMMON SHARE:
Book value	$5.92	$6.01	$6.06	$6.12
Tangible book value (B)	5.22	5.31	5.36	5.42
Market value (C)	2.62	3.08	2.81	3.13
Wealth management assets – fair market value (A)	$1,983,952	$2,193,504	$2,289,948	$2,481,144

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	306	305	306	299
Branch locations	16	16	16	16
Common shares outstanding	17,043,644	17,058,644	17,058,644	17,060,144

2019

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,167,682	$1,190,583	$1,171,426	$1,171,184
Short-term investments/overnight funds	7,996	6,532	6,039	6,526
Investment securities	194,553	191,168	182,699	181,685
Total loans and loans held for sale	863,134	890,081	875,082	887,574
Paycheck Protection Program (PPP) loans	0	0	0	0
Allowance for loan losses	8,107	8,102	8,345	9,279
Goodwill	11,944	11,944	11,944	11,944
Deposits	957,779	968,480	969,989	960,513
Short-term and FHLB borrowings	79,483	88,314	66,905	76,080
Subordinated debt, net	7,493	7,499	7,505	7,511
Shareholders’ equity	99,061	101,476	102,460	98,614
Non-performing assets	1,168	1,681	1,957	2,339
Tangible common equity ratio (B)	7.54%	7.60%	7.81%	7.48%
Total capital (to risk weighted assets) ratio	13.37	13.14	13.33	13.49
PER COMMON SHARE:
Book value	$5.65	$5.84	$5.98	$5.78
Tangible book value (B)	4.97	5.15	5.28	5.08
Market value (C)	4.02	4.15	4.14	4.20
Wealth management assets – fair market value (A)	$2,229,860	$2,288,576	$2,142,513	$2,237,898

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	309	309	308	309
Branch locations	16	16	16	16
Common shares outstanding	17,540,676	17,384,355	17,146,714	17,057,871

NOTES:

(A)

Not recognized on the consolidated balance sheets.

(B)

Non-GAAP Financial Information.  See “Reconciliation of Non-GAAP Financial Measures” at end of release.

(C)

Based on closing price reported by the principal market on which the security is traded last business day of the corresponding reporting period.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CONSOLIDATED STATEMENT OF INCOME

(Dollars in thousands)

(Unaudited)

2020

	1QTR	2QTR	3QTR	4QTR	YEAR TO DATE
INTEREST INCOME
Interest and fees on loans	$10,332	$10,448	$9,724	$10,124	$40,628
Interest on investments	1,612	1,613	1,513	1,516	6,254
Total Interest Income	11,944	12,061	11,237	11,640	46,882

INTEREST EXPENSE
Deposits	2,458	1,869	1,727	1,580	7,634
All borrowings	735	719	719	708	2,881
Total Interest Expense	3,193	2,588	2,446	2,288	10,515

NET INTEREST INCOME	8,751	9,473	8,791	9,352	36,367
Provision (credit) for loan losses	175	450	675	1,075	2,375
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	8,576	9,023	8,116	8,277	33,992

NON-INTEREST INCOME
Wealth management fees	2,554	2,471	2,604	2,583	10,212
Service charges on deposit accounts	286	176	206	235	903
Net realized gains on loans held for sale	237	335	507	444	1,523
Mortgage related fees	126	145	161	127	559
Net realized gains on investment securities	0	0	0	0	0
Impairment charge on other investments	0	0	0	0	0
Bank owned life insurance	125	152	161	344	782
Other income	504	488	665	639	2,296
Total Non-Interest Income	3,832	3,767	4,304	4,372	16,275

NON-INTEREST EXPENSE
Salaries and employee benefits	6,704	6,619	6,838	7,229	27,390
Net occupancy expense	671	606	608	625	2,510
Equipment expense	395	389	374	401	1,559
Professional fees	1,154	1,331	1,373	1,361	5,219
FDIC deposit insurance expense	26	130	140	185	481
Other expenses	1,683	1,931	1,774	1,908	7,296
Total Non-Interest Expense	10,633	11,006	11,107	11,709	44,455

PRETAX INCOME	1,775	1,784	1,313	940	5,812
Income tax expense	366	365	235	248	1,214
NET INCOME	$1,409	$1,419	$1,078	$692	$4,598

2019

	1QTR	2QTR	3QTR	4QTR	YEAR TO DATE
INTEREST INCOME
Interest and fees on loans	$10,418	$10,994	$10,737	$10,784	$42,933
Interest on investments	1,746	1,771	1,696	1,621	6,834
Total Interest Income	12,164	12,765	12,433	12,405	49,767

INTEREST EXPENSE
Deposits	2,730	2,867	2,895	2,697	11,189
All borrowings	777	837	774	748	3,136
Total Interest Expense	3,507	3,704	3,669	3,445	14,325

NET INTEREST INCOME	8,657	9,061	8,764	8,960	35,442
Provision (credit) for loan losses	(400)	0	225	975	800
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	9,057	9,061	8,539	7,985	34,642

NON-INTEREST INCOME
Wealth management fees	2,396	2,419	2,431	2,484	9,730
Service charges on deposit accounts	310	317	321	323	1,271
Net realized gains on loans held for sale	62	107	405	291	865
Mortgage related fees	44	77	97	84	302
Net realized gains on investment securities	0	30	88	0	118
Impairment charge on other investments	0	0	0	(500)	(500)
Bank owned life insurance	128	129	131	133	521
Other income	665	578	622	601	2,466
Total Non-Interest Income	3,605	3,657	4,095	3,416	14,773

NON-INTEREST EXPENSE
Salaries and employee benefits	6,301	6,348	6,324	6,456	25,429
Net occupancy expense	658	622	599	618	2,497
Equipment expense	361	387	333	429	1,510
Professional fees	1,120	1,249	1,276	1,240	4,885
FDIC deposit insurance expense	80	80	0	(60)	100
Other expenses	1,773	1,770	1,971	1,880	7,394
Total Non-Interest Expense	10,293	10,456	10,503	10,563	41,815

PRETAX INCOME	2,369	2,262	2,131	838	7,600
Income tax expense	491	470	442	169	1,572
NET INCOME	$1,878	$1,792	$1,689	$669	$6,028

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

AVERAGE BALANCE SHEET DATA

(Dollars in thousands)

(Unaudited)

2020

2019

		TWELVE		TWELVE
	4QTR	MONTHS	4QTR	MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$970,298	$923,269	$876,988	$875,198
Short-term investments	20,783	28,831	17,471	10,552
Deposits with banks	2,563	3,137	1,015	1,018
Total investment securities	190,296	187,782	185,652	194,011
Total interest earning assets	1,183,940	1,143,019	1,081,126	1,080,779

Non-interest earning assets:
Cash and due from banks	17,177	18,091	19,888	20,239
Premises and equipment	18,265	18,439	18,725	17,928
Other assets	72,326	70,867	65,451	64,083
Allowance for loan losses	(10,445)	(9,732)	(8,518)	(8,404)

Total assets	$1,281,263	$1,240,684	$1,176,672	$1,174,625

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$183,256	$175,088	$173,933	$170,326
Savings	110,274	104,442	94,117	96,783
Money market	229,987	234,771	229,740	234,387
Other time	357,367	345,228	338,117	326,867
Total interest bearing deposits	880,884	859,529	835,907	828,363
Borrowings:
Federal funds purchased and other short-term borrowings	11,204	4,947	2,521	11,088
Advances from Federal Home Loan Bank	67,251	64,046	55,901	52,309
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085	13,085	13,085
Subordinated debt	7,650	7,650	7,650	7,650
Lease liabilities	3,916	3,949	4,059	3,444
Total interest bearing liabilities	983,990	953,206	919,123	915,939

Non-interest bearing liabilities:
Demand deposits	186,043	175,336	148,576	151,292
Other liabilities	7,783	10,340	6,582	7,271
Shareholders’ equity	103,447	101,802	102,391	100,123
Total liabilities and shareholders’ equity	$1,281,263	$1,240,684	$1,176,672	$1,174,625

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RETURN ON AVERAGE TANGIBLE COMMON EQUITY, TANGIBLE COMMON EQUITY RATIO, TANGIBLE BOOK VALUE PER SHARE, AND LOAN LOSS RESERVE COVERAGE TO TOTAL LOANS EXCLUDING PPP LOANS

(Dollars in thousands, except per share and ratio data)

(Unaudited)

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting policies in the United States (GAAP).  These non-GAAP financial measures are “return on average tangible common equity”, “tangible common equity ratio”, “tangible book value per share”, and “loan loss reserve coverage to total loans excluding PPP loans.”  This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.  Our management uses these non-GAAP measures in its analysis of our performance because it believes these measures are material and will be used as a measure of our performance by investors.

2020

	1QTR	2QTR	3QTR	4QTR	YEAR TO DATE
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income	$1,409	$1,419	$1,078	$692	$4,598

Average shareholders’ equity	99,612	101,336	102,813	103,447	101,802
Less: Goodwill	11,944	11,944	11,944	11,944	11,944
Average tangible common equity	87,668	89,392	90,869	91,503	89,858

Return on average tangible common equity (annualized)	6.46%	6.38%	4.72%	3.01%	5.12%

	1QTR	2QTR	3QTR	4QTR
TANGIBLE COMMON EQUITY
Total shareholders’ equity	$100,840	$102,604	$103,369	$104,399
Less: Goodwill	11,944	11,944	11,944	11,944
Tangible common equity	88,896	90,660	91,425	92,455

TANGIBLE ASSETS
Total assets	1,168,355	1,242,074	1,258,131	1,279,713
Less: Goodwill	11,944	11,944	11,944	11,944
Tangible assets	1,156,411	1,230,130	1,246,187	1,267,769

Tangible common equity ratio	7.69%	7.37%	7.34%	7.29%

Total shares outstanding	17,043,644	17,058,644	17,058,644	17,060,144

Tangible book value per share	$5.22	$5.31	$5.36	$5.42

2019

	1QTR	2QTR	3QTR	4QTR	YEAR TO DATE
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income	$1,878	$1,792	$1,689	$669	$6,028

Average shareholders’ equity	97,166	99,371	101,566	102,391	100,123
Less: Goodwill	11,944	11,944	11,944	11,944	11,944
Average tangible common equity	85,222	87,427	89,622	90,447	88,179

Return on average tangible common equity (annualized)	8.94%	8.22%	7.48%	2.93%	6.84%

	1QTR	2QTR	3QTR	4QTR
TANGIBLE COMMON EQUITY
Total shareholders’ equity	$99,061	$101,476	$102,460	$98,614
Less: Goodwill	11,944	11,944	11,944	11,944
Tangible common equity	87,117	89,532	90,516	86,670

TANGIBLE ASSETS
Total assets	1,167,682	1,190,583	1,171,426	1,171,184
Less: Goodwill	11,944	11,944	11,944	11,944
Tangible assets	1,155,738	1,178,639	1,159,482	1,159,240

Tangible common equity ratio	7.54%	7.60%	7.81%	7.48%

Total shares outstanding	17,540,676	17,384,355	17,146,714	17,057,871

Tangible book value per share	$4.97	$5.15	$5.28	$5.08

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RETURN ON AVERAGE TANGIBLE COMMON EQUITY, TANGIBLE COMMON EQUITY RATIO, TANGIBLE BOOK VALUE PER SHARE, AND LOAN LOSS RESERVE COVERAGE TO TOTAL LOANS EXCLUDING PPP LOANS

--CONTINUED--

(Dollars in thousands, except per share and ratio data)

(Unaudited)

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting policies in the United States (GAAP).  These non-GAAP financial measures are “return on average tangible common equity”, “tangible common equity ratio”, “tangible book value per share”, and “loan loss reserve coverage to total loans excluding PPP loans.”  This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.  Our management uses these non-GAAP measures in its analysis of our performance because it believes these measures are material and will be used as a measure of our performance by investors.

December 31, 2020
ALLOWANCE RESERVE COVERAGE
Allowance for loan losses	$11,345

Total loans and loans held for sale, net of unearned income	978,345

Reserve coverage	1.16%

Reserve coverage to total loans, excluding PPP loans:
Allowance for loan losses	$11,345

Total loans and loans held for sale, net of unearned income	978,345
PPP loans	(58,344)
920,001

Non-GAAP reserve coverage	1.23%